Exhibit 10.3

ZONE MINING LIMITED
7164 120th Street
Surrey, B.C., V3W 3M8

August 22, 2006

Scottsdale Square Business Centre
7164 120th Street
Surrey, B.C., V3W 3M8

To Whom It May Concern:

This is to inform you that I will no longer need the use of the office space.

I realize a 30 day prior notice is required, so the last day will be September 30, 2006.

Thank you for your services.

Sincerely,

/s/ Albert Berrow
Albert Berrow